EXPENSE LIMITATION AGREEMENT
AMERICAN INDEPENDENCE FUNDS TRUST

EXPENSE LIMITATION AGREEMENT, effective as of March 1, 2013, by and between American Independence Financial Services, LLC (the “Investment Adviser”) and American Independence Funds Trust (the “Trust”), a Delaware business trust, on behalf of each of the funds, listed on Exhibit A (each, a “Fund”).

WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open end-diversified management company of the series type, and each Fund is a series of the Trust; and

WHEREAS, the Trust and the Investment Adviser have entered into an Investment Advisory Agreement (the “Advisory Agreement”), pursuant to which the Investment Adviser will render investment advisory services to the Fund for compensation based on the value of the average daily net assets of the Fund; and

WHEREAS, the Trust and the Investment Adviser have determined that it is appropriate and in the best interests of the Fund and its shareholders to maintain the expenses of the Fund at a level below which the Fund would normally be subject during its start-up period.

NOW, THEREFORE, the parties hereto agree as follows:

1.   Expense Limitation.

1.1 Applicable Expense Limit. To the extent that the aggregate expenses incurred by any Fund in any fiscal year, including but not limited to investment advisory fees of the Investment Adviser (but excluding interest, taxes, brokerage commissions, underlying fund expenses, and other expenditures which are capitalized in accordance with generally accepted accounting principles and other extraordinary expenses not incurred in the ordinary course of the Fund’s business) (“Fund Operating Expenses“), exceed the Operating Expense Limit, as defined in Section 1.2 below, such excess amounts the “Excess Amount“) shall be the liability of the Investment Adviser.

1.2 Operating Expense Limit. The Operating Expense Limit for each Fund’s full year of operations shall be a percentage of such Fund’s average daily net assets as described in Exhibit A or, in each subsequent fiscal year following the end of the first year of operations, shall be such other rate as may be agreed to in writing by the parties.

1.3 Method of Computation. To determine the Investment Adviser’s liability with respect to the Excess Amount, each month the Fund Operating Expenses shall be annualized as of the last day of the month for each Fund. If the annualized Fund Operating Expenses for any month exceed the Operating Expense Limit, the Investment Adviser shall first waive or reduce its advisory fee for such month by an amount sufficient to reduce the annualized Fund Operating Expenses to an amount no higher than the Operating Expense Limit. If the amount of the waived or reduced advisory fee for any such month is insufficient to pay the Excess Amount, the Investment Adviser shall also remit to the Fund an amount that, together with .the waived or reduced advisory fee, is sufficient to pay such Excess Amount.

1.4 Year-End Adjustment. If necessary, on or before the last day of the first month of each fiscal year, an adjustment payment shall be made by the appropriate party in order that the amount of the advisory fees waived or reduced and other payments remitted by the Investment Adviser to a Fund with respect to the previous fiscal year shall equal the Excess Amount.

2.   Reimbursement of Fee Waivers and Expense Reimbursements.

2.1 Reimbursement. If in any fiscal year in which the Investment Advisory Agreement is still in effect, the estimated aggregate Fund Operating Expenses for the fiscal year are less than the Operating Expense Limit for that year, the Investment Adviser shall be entitled to be reimbursed by a Fund, in whole or in part as provided below, of the advisory fees waived or reduced and other payments remitted by the Investment Adviser and all other payments remitted by the Investment Adviser to a Fund, pursuant to Section 1 hereof, during any of the previous three (3) fiscal years less any reimbursement previously paid by such Fund to the Investment Adviser, pursuant to Sections 2.2 hereof, with respect to such waivers, reductions and payments. The Reimbursement Amount shall not include any additional charges or fees whatsoever, including, e.g., interest accruable on the Reimbursement Amount.

2.2 Method of Computation. To determine a Fund’s payments, if any, to reimburse the Investment Adviser for all or any portion of the Reimbursement Amount, each month the Fund Operating Expenses for each Fund shall be annualized as of the last day of the month. If the annualized Fund Operating Expenses for any month are less than the Operating Expense Limit, a Fund, only with the prior approval of the Board, shall pay to the Investment Adviser an amount sufficient to increase the annualized Fund Operating Expenses to an amount no greater than the Operating Expense Limit, provided that such amount paid to the Investment Adviser will in no event exceed the total Reimbursement Amount. If the annualized Fund Operating Expenses for a Fund are greater than the Operating Expense Limit for one or more months in a quarter and less the remaining month(s), the calculation described in this section will be made on a monthly basis and the net amount of the monthly calculations will be reported to the Board. In no event will a Fund be obligated to pay any fees waived or expenses reimbursed by the Investment Adviser with respect to the other Funds of the Trust.

2.3 Year-End Adjustment If necessary, on or before the last day of the first month of each fiscal year, an adjustment payment shall be made by the appropriate party in order that the actual Fund Operating Expenses for the prior fiscal year (including any reimbursement payments hereunder with respect to such fiscal year) do not exceed the Operating Expense Limit.

3.      Term and Termination of Agreement.

This Agreement shall continue in effect until March 1, 2014 (with the exception of the Kansas Tax-Exempt Bond Fund and the Capital Defender Fund and Collar Fund, which shall continue in effect until March 1, 2016 and March 1, 2015, respectively) and from year to year thereafter provided such continuance is specifically approved by a majority of the trustees of the Trust who (i) are not “interested persons“ of the Trust or any other party to this Agreement, as defined in the 1940 Act, and (ii) have no direct or indirect financial interest in the operation of this Agreement (“Non-Interested Trustees“), provided however, that the reimbursements described in Section 2 will not continue for more than three years after a Fund’s commencement of operations. The Adviser may upon 30 days’ written notice to the Trust terminate, in whole or in part, its obligation under Section 1 to reduce its fees with respect to a Fund in any period no earlier than the end of the first year of operations and following the date specified in such notice (or change the percentage specified in Section 1), but no such change shall affect the obligation (including the amount of the obligation) of a Fund to repay any Excess Amounts eligible for repayment pursuant to this agreement.

4.      Miscellaneous.

4.1 Captions. The captions in this Agreement are included for convenience of reference only and in no other way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

4.2 Interpretation. Nothing herein contained shall be deemed to require the Trust or a Fund to take any action contrary to the Trust’s Agreement and Declaration of Trust or By-Laws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Trust’s Board of Trustees of its responsibility for and control of the conduct of the affairs of the Trust or each Fund.

4.3 Definitions. Any question of interpretation of any term or provision of this Agreement, including but not limited to the investment advisory fee, the computations of net asset values, and the allocation of expenses, having a counterpart in or otherwise derived from the terms and provisions of the Management Agreement or the 1940 Act, shall have the same meaning as and be resolved by reference to such Advisory Agreement or the 1940 Act.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

AMERICAN INDEPENDENCE FUNDS TRUST

By:	/s/ Eric M. Rubin
Name:	Eric M. Rubin
Title	President

AMERICAN INDEPENDENCE FINANCIAL SERVICES, LLC

By:	/s/ John J. Pileggi
Name:	John J. Pileggi
Title	Managing Partner

EXHIBIT A
TO THE EXPENSE LIMITATION AGREEMENT BETWEEN
AMERICAN INDEPENDENCE FUNDS TRUST
AND

AMERICAN INDEPENDENCE FINANCIAL SERVICES, LLC

MARCH 1, 2013

Fund Name	Expense Limitation	Expense Duration

Stock Fund		March 1, 2014
Class A	1.47%
Class R	1.81%
Class C	2.16%
Institutional Class	1.16%
Strategic Income		March 1, 2014
Class A	0.70%
Institutional Class	0.45%
Core Plus		March 1, 2014
Class A	0.80%
Institutional Class	0.45%
Kansas Tax-Exempt Bond Fund		March 1, 2016
Class A	0.87%
Class C	1.48%
Institutional Class	0.48%
International Alpha Strategies Fund		March 1, 2014
Class A	1.45%
Class R	1.60%
Institutional Class	0.95%
U.S. Inflation-Indexed Fund		March 1, 2014
Class A	0.77%
Class R	0.97%
Class C	1.32%
Premier Class	0.47%
Institutional Class	0.32%
Fusion Fund		March 1, 2014
Class A	2.40%
Institutional Class	1.90%
Dynamic Conservative Plus Fund		March 1, 2014
Class A	1.55%
Institutional Class	1.30%
Capital Defender Fund		March 1, 2015
Class A	1.20%
Institutional Class	0.95%
Collar Fund		March 1, 2015
Class A	1.45%
Class R	1.60%
Class C	1.95%
Institutional Class	0.95%

AMENDMENT NO. 01 DATED JUNE 14, 2013

TO THE

EXPENSE LIMITATION AGREEMENT DATED MARCH 1, 2013
AMERICAN INDEPENDENCE FUNDS TRUST

WHEREAS, American Independence Financial Services, LLC (the “Investment Adviser”) and American Independence Funds Trust (the “Trust”), a Delaware business trust, on behalf of each of the funds listed on Exhibit A (each, a “Fund”) entered into an Expense Limitation Agreement dated March 1, 2013 (the “Agreement”); and

WHEREAS, the Investment Adviser and the Trust wish to amend the Agreement to update Exhibit A to include the Risk-Managed Allocation Fund.

NOW, THEREFORE, the parties hereto agree to the amended Exhibit A as attached.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the amendment date noted above.

AMERICAN INDEPENDENCE FUNDS TRUST
By:	/s/ Eric M. Rubin
Name:	Eric M. Rubin
Title	President

AMERICAN INDEPENDENCE FINANCIAL SERVICES, LLC
By:	/s/ John J. Pileggi
Name:	John J. Pileggi
Title	Managing Partner

1

EXHIBIT A
TO THE EXPENSE LIMITATION AGREEMENT BETWEEN
AMERICAN INDEPENDENCE FUNDS TRUST
AND

AMERICAN INDEPENDENCE FINANCIAL SERVICES, LLC

DATED MARCH 1, 2013, AS AMENDED JUNE 14, 2013

Fund Name	Expense Limitation	Expense Duration

Stock Fund		March 1, 2014
Class A	1.47%
Class R	1.81%
Class C	2.16%
Institutional Class	1.16%
Strategic Income		March 1, 2014
Class A	0.70%
Institutional Class	0.45%
Core Plus		March 1, 2014
Class A	0.80%
Institutional Class	0.45%
Kansas Tax-Exempt Bond Fund		March 1, 2016
Class A	0.87%
Class C	1.48%
Institutional Class	0.48%
International Alpha Strategies Fund		March 1, 2014
Class A	1.45%
Class R	1.60%
Institutional Class	0.95%
U.S. Inflation-Indexed Fund		March 1, 2014
Class A	0.77%
Class R	0.97%
Class C	1.32%
Premier Class	0.47%
Institutional Class	0.32%
Fusion Fund		March 1, 2014
Class A	2.40%
Institutional Class	1.90%
Dynamic Conservative Plus Fund		March 1, 2014
Class A	1.55%
Institutional Class	1.30%
Capital Defender Fund		March 1, 2015
Class A	1.20%
Institutional Class	0.95%
Collar Fund		March 1, 2015
Class A	1.45%
Class R	1.60%
Class C	1.95%
Institutional Class	0.95%
Risk Managed Allocation Fund		March 1, 2015
Class A	1.28%
Class C	1.90%
Institutional Class	0.90%